UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2015

Behringer Harvard Opportunity REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01      Regulation FD Disclosure.

Investor Presentation

On December 8, 2015, Behringer Harvard Opportunity REIT II, Inc., a Maryland corporation (which may be referred to herein as the “Registrant,” the “Company,” “we,” “us” or “our”), first used the presentation attached as Exhibit 99.1 in connection with a conference call with stockholders and financial advisors to review 2015 third quarter results.

The presentation materials include information about Funds from Operations (“FFO”).

Funds from operations is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance.  We use FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) in the April 2002 “White Paper of Funds From Operations” which is net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property and impairments of depreciable real estate (including impairments of investments in unconsolidated joint ventures and partnerships which resulted from measurable decreases in the fair value of the depreciable real estate held by the joint venture or partnership), plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures, subsidiaries, and noncontrolling interests as one measure to evaluate our operating performance.  In October 2011, NAREIT clarified the FFO definition to exclude impairment charges of depreciable real estate (including impairments of investments in unconsolidated joint ventures and partnerships which resulted from measurable decreases in the fair value of the depreciable real estate held by the joint venture or partnership).

Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient. As a result, our management believes that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance.

We believe that FFO is helpful to investors and our management as a measure of operating performance because it excludes depreciation and amortization, gains and losses from property dispositions, impairments of depreciable assets, and extraordinary items, and as a result, when compared year to year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which is not immediately apparent from net income.

FFO should not be considered as an alternative to net income (loss), as an indication of our liquidity, nor as an indication of funds available to fund our cash needs, including our ability to make special distributions and should be reviewed in connection with other GAAP measurements. Additionally, the exclusion of impairments limits the usefulness of FFO as a historical operating performance measure since an impairment charge indicates that operating performance has been permanently affected. FFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO. Our FFO as presented may not be comparable to amounts calculated by other REITs that do not define these terms in accordance with the current NAREIT definition or that interpret the definition differently.

Our calculation of FFO for the three and nine months ended September 30, 2015 and 2014 is presented below ($ in thousands except per share amounts):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015		2014		2015		2014
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income (loss) attributable to the Company	$12,855	$0.50	$(2,490)	$(0.10)	$10,722	$0.42	$3,810	0.15
Adjustments for:
Real estate depreciation and amortization (1)	3,085	0.12	2,896	0.11	10,767	0.42	9,256	0.35
Gain on sale of real estate (2)	(16,884)	(0.66)	(9)	—	(21,584)	(0.84)	(11,454)	(0.44)
Income tax expense associated with real estate sale (3)	1,059	0.04	—	—	2,674	0.10	—	—
Funds from operations (FFO) attributable to the Company	$115	$—	$397	$0.01	$2,579	$0.10	$1,612	$0.06

GAAP weighted average shares:
Basic and diluted		25,667		25,935		25,715		25,980

(1)         Includes our consolidated amount, as well as our pro rata share of those unconsolidated investments which we account for under the equity method of accounting, and the noncontrolling interest adjustment for the third-party partners’ share.

(2)         For the three months ended September 30, 2015, includes our proportionate share of the gain on sale of real estate related to our Holstenplatz and Wimberly investments. For the nine months ended September 30, 2015, includes our proportionate share of the gain on sale of real estate related to the Babcock, AJS, Holstenplatz and Wimberly investments. The gain on sale of AJS is net of a cumulative foreign currency translation loss of approximately $0.6 million due to the substantial liquidation of AJS. The gain on sale of Holstenplatz includes a CTA credit of approximately $0.4 million due to the substantial liquidation of Holstenplatz.  The gain on sale of real estate for the nine months ended September 30, 2014 is related to the sale of our 1875 Lawrence office building.

(3)         During the first quarter of 2015, we recorded an estimated provision for income tax of approximately $2.2 million as a result of foreign income tax related to the sale of AJS.  During the second quarter of 2015, we recorded a credit of $0.5 million to the provision for income tax based on a change in the estimated taxes payable on the sale of AJS. During the third quarter of 2015, we recorded an estimated provision for income tax of approximately $1 million as a result of foreign income tax related to the sale of Holstenplatz.

Provided below is additional information related to selected items included in net income (loss) above, which may be helpful in assessing our operating results.

•            Straight-line rental revenue was income of less than $0.1 million recognized in rental revenues for the three and nine months ended September 30, 2015.  Straight-line rent was income of less than $0.1 million recognized in rental revenues for the three and nine months ended September 30, 2014.  The noncontrolling interest portion of straight-line rental revenue for the nine months ended September 30, 2015 and 2014 was income of less than $0.1 million.

•            Net below-market lease amortization of less than $0.1 million was recognized as an increase to rental revenue for the three and nine months ended September 30, 2015.  Net above-market lease amortization of less than $0.1 million was recognized as a decrease to rental revenue for the three and nine months ended September 30, 2014.  The noncontrolling interest portion of the net below-market lease amortization for the three and nine months ended September 30, 2015 and the net above-market lease amortization for the nine months ended September 30, 2014 was less than $0.1 million.

•            Amortization of deferred financing costs of $0.1 million and $0.5 million was recognized as interest expense for our notes payable for the three and nine months ended September 30, 2015, respectively.  Amortization of deferred financing costs of $0.2 million and $0.6 million was recognized as interest expense for our notes payable for the three and nine months ended September 30, 2014, respectively.

In addition, cash flows generated from FFO may be used to fund all or a portion of certain capitalizable items that are excluded from FFO, such as capital expenditures and payments of principal on debt, each of which may impact the amount of cash available for special distributions to our stockholders.

Special Distribution Press Release

On December 8, 2015, the Company issued a press release regarding its recently announced special cash distribution totaling $38.4 million, or $1.50 per share. A copy of the press release, appearing as Exhibit 99.2, is furnished and not filed pursuant to Regulation FD.

The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01              Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1        2015 Third Quarter Update Presentation.

99.2        Press Release — Special Distribution.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: December 8, 2015	By:	/s/ S. Jason Hall
S. Jason Hall
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	2015 Third Quarter Update Presentation.

99.2	Press Release — Special Distribution.